EXECUTIVE PARK WEST II
4720 GETTYSBURG ROAD
MECHANICSBURG, PA 17055

Fifth Amendment to Lease Agreement

This Fifth Amendment is made as of this 1st day of December, 2022 by and between Old Gettysburg Associates II, LP (“Landlord”), and Select Medical Corporation, a Delaware corporation ("Tenant").

BACKGROUND
A.Landlord and Tenant are parties to that certain Office Lease Agreement dated November 1, 2012 (as amended by the First Amendment to Lease Agreement dated February 24, 2016, the Second Amendment to Lease Agreement dated June 1, 2016, the Third Amendment to Lease dated September 19, 2021, and the Fourth Amendment to Lease dated December 28, 2021 (collectively, the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 42,585 rentable square feet of space known as 4720 Gettysburg Road, Mechanicsburg, Pennsylvania.

B.    All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

C.    Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant amend the following terms contained in the Lease as follows:

1.The Term of the Lease, which would otherwise have expired on midnight December 31, 2022, is hereby extended for five years through midnight December 31, 2027.

2.The Annual Base Rental under the Lease during such five-year renewal period shall be as follows:
January 1, 2023 – December 31, 2023 $1,064,625 ($25.00/square foot)
January 1, 2024 – December 31, 2024 $1,117,856.25 ($26.25/square foot)
January 1, 2025 – December 31, 2025 $1,173,749.06 ($27.56/square foot)
January 1, 2026 – December 31, 2026 $1,232,436.52 ($28.94/square foot)
January 1, 2027 – December 31, 2027 $1,294,058.34 ($30.39/square foot)

3.    Tenant will have an option to renew the lease beyond December 31, 2027 at the fair market value rental rate, as determined by the same process used by Landlord and Tenant in the past to determine the rental rates for the Lease and other leases for spaces in the buildings located on Gettysburg Road in Mechanicsburg, Pennsylvania. That process involves Tenant’s obtaining an appraisal that is approved by Landlord and Tenant’s board of directors. Tenant may exercise such right by giving written notice of its decision to Landlord by not later than January 1, 2027.

4.    All other terms and conditions contained in the Lease and not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be duly executed on the day and year first set forth above.

Landlord:
Old Gettysburg Associates II, LP

By: /s/ John M. Ortenzio
John M. Ortenzio, Manager of the
General Partner

Tenant:
Select Medical Corporation

By: /s/ Michael E. Tarvin
Michael E. Tarvin,
Executive Vice President, General Counsel & Secretary